EXHIBIT J-2


                                 FORM OF A NOTE


U.S.$                                                     Dated:
     ------------                                               ---------------


     FOR VALUE RECEIVED, the undersigned, ALLIANT ENERGY CORPORATION, a Wisconsin corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of
                (the "LENDER") for the account of its Applicable Lending Office
---------------
(as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the A Advances (as defined below) made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date (as defined in the Credit Agreement).

     The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America at the main office of Bank One, NA in Chicago, Illinois, as Agent, in same day funds. Each A Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note, provided that the failure to so record any A Advance or any payment thereof shall not affect the payment obligations of the Borrower hereunder or under the Credit Agreement.

     This Promissory Note is one of the A Notes referred to in, and is entitled to the benefits of, the 364-Day Credit Agreement, dated as of October 16, 2000 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lender and certain other lenders parties thereto, and Bank One, NA, as Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of advances (the "A ADVANCES") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower (i) irrevocably submits to the non-exclusive jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of this Promissory Note, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

                                        ALLIANT ENERGY CORPORATION


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:

                 ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL
         --------------------------------------------------------------

                                                                    Amount of
                                                    Principal         Unpaid
                    Amount of      Maturity of       Paid or        Principal     Notation Made
      Date           Advance         Advance         Prepaid         Balance            By
----------------- --------------- --------------- --------------- --------------- ---------------

----------------- --------------- --------------- --------------- --------------- ---------------

----------------- --------------- --------------- --------------- --------------- ---------------

----------------- --------------- --------------- --------------- --------------- ---------------

----------------- --------------- --------------- --------------- --------------- ---------------

----------------- --------------- --------------- --------------- --------------- ---------------

----------------- --------------- --------------- --------------- --------------- ---------------

----------------- --------------- --------------- --------------- --------------- ---------------

----------------- --------------- --------------- --------------- --------------- ---------------

----------------- --------------- --------------- --------------- --------------- ---------------

----------------- --------------- --------------- --------------- --------------- ---------------

                                                                 EXHIBIT 1.01A-2


                                 FORM OF B NOTE

U.S.$                                                      Dated:
     ------------                                                ---------------


     FOR VALUE RECEIVED, the undersigned, ALLIANT ENERGY CORPORATION, a Wisconsin corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of
               (the "LENDER") for the account of its Applicable Lending Office
--------------
(as defined in the Credit Agreement referred to below), on       ,     , the
                                                           -----   ----
principal amount of                Dollars.
                    --------------

     The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

     Interest Rate:     % per annum (calculated on the basis of a year of
                    ---                                                   ----
     days for the actual number of days elapsed).

     Interest Payment Date or Dates:
                                      -----------

     Both principal and interest are payable in lawful money of the United States of America at the main office of Bank One, NA in Chicago, Illinois, as Agent, in same day funds.

     This Promissory Note is one of the B Notes referred to in, and is entitled
to the benefits of, the 364-Day Credit Agreement, dated as of October   , 2000
                                                                      --
(as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lender and certain other lenders parties thereto, and Bank One, NA, as Agent for the Lender and such other lenders. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower (i) irrevocably submits to the non-exclusive jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of this Promissory Note, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

                                        ALLIANT ENERGY CORPORATION


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                 EXHIBIT 2.02(a)


                          FORM OF NOTICE OF A BORROWING


Bank One, NA, as Agent for
   the Lenders parties to
   the Credit Agreement
   referred to below

Attention:
            ------------


                                                                          [Date]


Ladies and Gentlemen:

     The undersigned, Alliant Energy Corporation, refers to the 364-Day Credit
Agreement, dated as of October   , 2000 (as amended, modified or supplemented
                               --
from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders named therein and the Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "PROPOSED A BORROWING") as required by Section 2.02(a) of the Credit Agreement:

          (A)  The Business Day of the Proposed A Borrowing is
                                                               ------------

          (B) The Type of A Advances comprising the Proposed A Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (C)  The aggregate amount of the Proposed A Borrowing is $      .
                                                                     -----

          (D)  [The Interest Period for each A Advance made as part of the
     Proposed A Borrowing is     month[s].]1
                             ---


------------------------
1  Delete for Base Rate Advances

     The undersigned hereby acknowledges that the delivery of this Notice of A Borrowing shall constitute a representation and warranty by the Borrower that, on the date of the Proposed A Borrowing, the statements contained in Section
3.02 of the Credit Agreement are true.

                                        Very truly yours,

                                        ALLIANT ENERGY CORPORATION


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:

                                                              EXHIBIT 2.03(a)(i)


                          FORM OF NOTICE OF B BORROWING


Bank One, NA, as Agent for
   the Lenders parties to
   the Credit Agreement
   referred to below

Attention:
            ----------


                                                                          [Date]


Ladies and Gentlemen:

     The undersigned, Alliant Energy Corporation, refers to the 364-Day Credit
Agreement, dated as of October   , 2000 (as amended, modified or supplemented
                               --
from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders named therein and the Agent, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "PROPOSED B BORROWING") is requested to be made:

     (A)     Date of B Borrowing
     (B)     Amount of B Borrowing
     (C)     Maturity Date
     (D)     Interest Payment Date(s)
     (E)
             ------------
     (F)
             ------------
     (G)
             ------------

     The undersigned hereby acknowledges that the delivery of this Notice of B Borrowing shall constitute a representation and warranty by the Borrower that, on the date of the Proposed B Borrowing, the statements contained in Section
3.03 of the Credit Agreement are true and correct.

     The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.03 of the Credit Agreement.

                                        Very truly yours,

                                        ALLIANT ENERGY CORPORATION


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                    EXHIBIT 2.10


                          FORM OF NOTICE OF CONVERSION


Bank One, NA, as Agent for
   the Lenders parties to
   the Credit Agreement
   referred to below

Attention:
          -------------------


                                                                          [Date]


Ladies and Gentlemen:

     The undersigned, Alliant Energy Corporation, refers to the 364-Day Credit
Agreement, dated as of October   , 2000 (as amended, modified or supplemented
                               --
from time to time, the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders named therein and the Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.10 of the Credit Agreement that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "PROPOSED CONVERSION") as required by Section
2.10 of the Credit Agreement:

          (A)  The Business Day of the Proposed Conversion is           ,      .
                                                              ----------  -----

          (B) The Type of Advances comprising the Proposed Conversion is [Base Rate Advances] [Eurodollar Rate Advances].

          (C)  The aggregate amount of the Proposed Conversion is $        .
                                                                   --------

          (D) The Type of Advances to which such Advances are proposed to be Converted is [Base Rate Advances] [Eurodollar Rate Advances].

          (E)  The Interest Period for each Advance made as part of the Proposed
     Conversion is       month(s).1
                   -----


------------------------
1  Delete for Base Rate Advances

     The undersigned hereby represents and warrants that the Borrower's request for the Proposed Conversion is made in compliance with Section 2.10 of the Credit Agreement.

                                        Very truly yours,

                                        ALLIANT ENERGY CORPORATION


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:

                                                         EXHIBIT 3.01(a)(viii)-3


                               FORM OF OPINION OF
                                 KING & SPALDING

                                                               [Date of Closing]


To each of the Lenders parties to the
  Credit Agreement referred to below
  and to Bank One, NA, as Agent

     RE: ALLIANT ENERGY CORPORATION

Ladies and Gentlemen:

     We have acted as special New York counsel to Bank One, NA, individually and as Agent, in connection with the preparation, execution and delivery of the
364-Day Credit Agreement, dated as of October   , 2000 (the "CREDIT AGREEMENT"),
                                              --
among Alliant Energy Corporation (the "BORROWER"), certain lenders party thereto (the "LENDERS") and Bank One, NA, as Agent (the "AGENT"). Unless otherwise indicated, terms defined in the Credit Agreement are used herein as therein defined.

     In that connection, we have examined the following documents:

          (1) counterparts of the Credit Agreement, executed by the Borrower, the Agent and the Lenders;

          (2) the A Notes delivered in connection with the Closing and the form of the B Notes attached as Exhibit 1.01A-2 to the Credit Agreement; and

          (3) the other documents furnished by the Borrower pursuant to Section
     3.01 of the Credit Agreement, including the opinion of Foley & Lardner,
     special counsel for the Borrower, and                  , General Counsel
                                           -----------------
     Executive Vice President and General Counsel of the Borrower (collectively, the "OPINIONS").

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that each of the Banks and the Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement.

     To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the Opinions and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Opinions. As to matters of fact, we have relied solely upon the documents we have examined.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

          (i) The Credit Agreement and the A Notes are, and when completed in the form thereof attached as Exhibit 1.01A-2 to the Credit Agreement, and executed by a Senior Financial Officer and delivered on behalf of the Borrower pursuant to corporate authorization existing and as in effect on the date hereof, each B Note will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (ii) While we have not independently considered the matters covered by the Opinions to the extent necessary to enable us to express the conclusions stated therein, the Opinions and the other documents referred to in item (3) above are substantially responsive to the corresponding requirements set forth in Section 3.01 of the Credit Agreement pursuant to which the same have been delivered.

     Our opinions are subject to the following qualifications:

          (a) Our opinion in paragraph (i) above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors' rights generally.

          (b) Our opinion in paragraph (i) above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

          (d) We express no opinion herein as to (i) Section 8.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under Federal or state securities laws and (v) the enforceability of waivers by parties of their respective rights and remedies under law.

          (e) Our opinions expressed above are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or any Note may be sought that limits the rates of interest legally chargeable or collectible.

     The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than any Person that may become a Lender under the Credit Agreement after the date hereof.

                                        Very truly yours,

                                                                    EXHIBIT 8.07


                            FORM OF LENDER ASSIGNMENT

                                Dated      ,
                                      ----   ----

     Reference is made to the 364-Day Credit Agreement, dated as of October   ,
                                                                            --
2000 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), among Alliant Energy Corporation, a Wisconsin corporation (the "BORROWER"), the Lenders named
therein and the Agent. Pursuant to the Credit Agreement,                   (the
                                                         -----------------
"ASSIGNOR") has committed to make A Advances (the "ADVANCES") to the Borrower, which Advances are evidenced by one or more A Notes (the "NOTES") issued by the Borrower to the Assignor.

     The Assignor and            (the "ASSIGNEE") agree as follows:
                      ----------

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) which represents the percentage interest specified on Schedule 1 of all outstanding rights (other than in respect of any B Notes and B Advances) and obligations under the Credit Agreement (the "ASSIGNED INTEREST"), including, without limitation, such interest in the Assignor's Commitment, the Advances owing to the Assignor, and the Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1. The effective date of this sale and assignment shall be the date specified on Schedule 1 hereto (the "EFFECTIVE DATE").

     2.   On the Effective Date, the Assignee will pay to the Assignor, in same day funds, at such address and account as the Assignor shall advise the
Assignee, $           , and the sale and assignment contemplated hereby shall
           -----------
thereupon become effective. From and after the Effective Date, the Assignor agrees that the Assignee shall be entitled to all rights, powers and privileges of the Assignor under the Credit Agreement and the Note[s] to the extent of the Assigned Interest, including without limitation (1) the right to receive all payments in respect of the Assigned Interest for the period from and after the Effective Date, whether on account of principal, interest, fees, indemnities in respect of claims arising after the Effective Date, increased costs, additional amounts or otherwise, (2) the right to vote and to instruct the Agent under the Credit Agreement according to its Percentage based on the Assigned Interest, (3) the right to set-off and to appropriate and apply deposits of the Borrower as set forth in the Credit Agreement and (4) the right to receive notices, requests, demands and other communications. The Assignor agrees that it will promptly remit to the Assignee any amount received by it in respect of the

Assigned Interest (whether from the Borrower, the Agent or otherwise) in the same funds in which such amount is received by the Assignor.

     3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] for a new A Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new A Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto. Except as specified in this Section 3, the assignment of the Assigned Interest shall be without recourse to the Assignor.

     4. The Assignee (i) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Lender Assignment; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Eurodollar Lending Office the office set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].3

     5. Following the execution of this Lender Assignment by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Lender Assignment, have the rights and


------------------------
1 If the Assignee is organized under the laws of a jurisdiction outside the United States.

obligations of a Lender thereunder and under the other Loan Documents and (ii) the Assignor shall, to the extent provided in this Lender Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Lender Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     8. This Lender Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Lender Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

                                   SCHEDULE 1

                                       to

                                LENDER ASSIGNMENT

                                Dated      ,
                                      -----  ----

Section 1.
---------

     Percentage Interest:                                                     %

Section 2.
---------

     Assignee's Commitment:                                              $
                                                                          -----
     Aggregate Outstanding Principal

     Amount of A Advances owing to the Assignee:                         $
                                                                          -----
     An A Note payable to the order of the Assignee
                         Dated:       ,
                                ------  ----
                                   Principal amount:
                                                                          -----
     An A Note payable to the order of the Assignor
                         Dated:       ,
                                ------  ----
                                   Principal amount:
                                                                          -----

Section 3.
---------

     Effective Date:                  ,
                                ------  ----


                    [NAME OF ASSIGNOR]


                    By
                      ---------------------------
                      Title:


                    [NAME OF ASSIGNEE]


                    By
                      ---------------------------
                      Title:


                    Domestic Lending Office (and
                     address for notices):
                      [Address]


                    Eurodollar Lending Office:
                     [Address]

Accepted this      day of            ,
              ----        -----------  ----


BANK ONE, NA, as Agent


By
  --------------------------------
  Name:
  Title:


ALLIANT ENERGY CORPORATION


By
  --------------------------------
  Name:
  Title: